For Immediate Release

Contact:                 William C. Owens
President and Chief Executive Officer
Owens Realty Mortgage, Inc.
(925) 935-3840

OWENS REALTY MORTGAGE, INC.
ANNOUNCES STOCK REPURCHASE PLAN

WALNUT CREEK, CA. – August 15, 2013 – Owens Realty Mortgage, Inc. (NYSE MKT: ORM) (the “Company”) announced today that its Board of Directors has authorized it to enter into a stock repurchase plan (the “Repurchase Plan”) to repurchase up to the lesser of $7 million of its outstanding common stock or five percent of the outstanding shares of common stock on August 9, 2013. Under the Repurchase Plan, repurchases will be funded from available working capital, and the repurchased shares will return to the status of authorized but unissued shares of common stock. The Repurchase Plan will operate in accordance with guidelines specified under Rule 10b5-1 of the Securities and Exchange Act of 1934.

The Repurchase Plan provides for stock repurchases to commence on September 23, 2013, and is subject to certain price, volume and timing constraints specified in the brokerage agreement. There is no guarantee as to the exact number of shares that will be repurchased by the Company and there can be no assurance that any shares will be repurchased. The Repurchase Plan is set to expire on May 19, 2014, although the Company may terminate the Repurchase Plan any time.

About Owens Realty Mortgage, Inc.

Owens Realty Mortgage, Inc., a Maryland corporation, is a real estate investment trust that invests in commercial real estate mortgage loans primarily in the Western U.S.  The Company specializes in loans that require speed and flexibility. Owens Realty Mortgage, Inc., is headquartered in Walnut Creek, California, and is externally managed and advised by Owens Financial Group, Inc.

Additional information can be found on the Company’s website at www.owensmortgage.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Words such as “expect,” “assume,” “estimate,” “project,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “continue,” and similar expressions are intended to identify such forward-looking statements.  The forward-looking statements made in this release include, but may not be limited to, the Company’s expectations regarding anticipated stock repurchases under the stock repurchase plan. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward looking statements. Important factors that could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements include, among others, the following: (1) the risk that the Company does not repurchase some or all of the shares it anticipates purchasing pursuant to its repurchase program; and (2) the market price and trading volume of the Company’s common stock may be volatile.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.  The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.  Additional information concerning forwarding-looking statements and risk factors is contained in the Company’s most recent filings with the Securities and Exchange Commission.  All subsequent written and oral forward-looking statements concerning the Company or matters attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

SOURCE: Owens Realty Mortgage, Inc.